UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2015
COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)
1200 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
Item 3.03 Material Modification to Rights of Security Holders.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.07 Submission of Matters to a Vote of Security Holders.
Item 8.01.   Other Items.

On August 27, 2015, Comstock Mining Inc. (the “Company”) announced that it has entered into the previously announced first amendment of its operating agreement (the "Amendment") with the other members of its Northern Comstock LLC joint venture. The Amendment will result in reduced capital contribution obligations of the Company from $31.05 million down to $9.75 million and permit such capital contributions to be made in the form of cash, or in certain circumstances, the Company’s common stock, par value $0.000666 per share ("Common Stock"). The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The Company also announced the results of its consent solicitation (the “Consent Solicitation”), among all of the holders of the Company’s outstanding shares of convertible preferred stock, pursuant to which the Company sought written authorization from a majority of the holders of the Company’s outstanding 7 1/2% Series A-1 Convertible Preferred Stock (“Series A-1”), 7 1/2% Series A-2 Convertible Preferred Stock (“Series A-2”) and 7 1/2% Series B Convertible Preferred Stock (“Series B,” and together with the Series A-1 and Series A-2, the “Preferred Stock”) to amend the certificates of designation of rights, preferences, rights and limitations of the Preferred (the “Charters”).

As of the record date for the Consent Solicitation, July 28, 2015, there were 48,598.5 shares of the Preferred Stock outstanding and entitled to vote. Each share of Preferred Stock outstanding on the record date entitled the holder thereof to one vote for per share of Preferred Stock. Of the shares of Preferred Stock outstanding on the record date, the holders of Preferred Stock entitled to vote, 43,603.78 shares of Preferred Stock were voted. The results of the preferred shareholder voting on the Consent Solicitation were as follows:

	Number of Preferred Shares	"Yes" votes	"No" Votes	Abstentions
Series A-1	24,361.99	24,361.99	—	—
Series A-2	1,610.31	1,610.31	—	—
Series B	22,626.20	17,381.48	250.00	—
Total	48,598.50	43,353.78	250.00	—

Approval of the amendments to the Charters required the approval of a majority of the holders of the Preferred Stock. Accordingly, the amendments to the Charters were approved, thereby resulting in the automatic conversion of the Preferred Stock into shares of Common Stock. Further, as a result of the approval of the amendments to the Charters, the Company declared and will pay a one-time dividend of 127 shares of common stock per share of Preferred Stock to each holder of the Preferred Stock. The Certificates of Amendment to the Charters were filed with the Secretary of State of the State of Nevada on August 27, 2015. The foregoing description of the amendments to the Charters does not purport to be complete and is qualified in its entirety by the full text of the amendments to the Charters, which are filed as Exhibits 4.1, 4.2 and 4.3 hereto, each of which is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
d) Exhibits.

Exhibit	Description
99.1	Press release dated August 27, 2015
4.1	Certificate of Amendment for the Series A-1 Charter
4.2	Certificate of Amendment for the Series A-2 Charter
4.3	Certificate of Amendment for the Series B Charter
10.1	First Amendment to the Limited Liability Operating Agreement of Northern Comstock LLC

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.

Date: August 27, 2015	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis Title: President, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated August 27, 2015
4.1	Certificate of Amendment for the Series A-1 Charter
4.2	Certificate of Amendment for the Series A-2 Charter
4.3	Certificate of Amendment for the Series B Charter
10.1	First Amendment to the Limited Liability Operating Agreement of Northern Comstock LLC